Exhibit 99.1
News

For Release: Tuesday, January 27, 2026, at 6:30 a.m. ET

GM releases 2025 financial results and 2026 guidance; Board declares dividend at 20% higher quarterly rate, and approves new $6.0 billion share repurchase authorization

DETROIT – General Motors (NYSE: GM) today reported full-year 2025 net income attributable to stockholders of $2.7 billion and EBIT-adjusted of $12.7 billion. Fourth-quarter 2025 net income attributable to stockholders was a loss of $3.3 billion and EBIT-adjusted was $2.8 billion.

Fourth-quarter net income was reduced by more than $7.2 billion in special charges driven primarily by a realignment of electric vehicle capacity and investments to adjust to expected declines in consumer demand for EVs, and in response to U.S. Government policy changes including the termination of consumer incentives and the reduction in the stringency of emissions regulations.

The chart below summarizes GM's 2025 financial guidance and 2025 results, as well as the company's 2026 guidance, which is for a year of strong financial performance.

	Final 2025 Guidance	2025 Results	2026 Guidance
Net income attributable to stockholders	$7.7 billion - $8.3 billion	$2.7 billion	$10.3 billion - $11.7 billion
EBIT-adjusted	$12.0 billion - $13.0 billion	$12.7 billion	$13.0 billion - $15.0 billion
Automotive operating cash flow	$19.2 billion - $21.2 billion	$18.7 billion	$19.0 billion - $23.0 billion
Adjusted automotive free cash flow	$10.0 billion - $11.0 billion	$10.6 billion	$9.0 billion - $11.0 billion
EPS-diluted	$8.30 - $9.05	$3.27	$11.00 - $13.00
EPS-diluted-adjusted	$9.75 - $10.50	$10.60	$11.00 - $13.00

GM's 2026 financial guidance also includes anticipated capital spending of $10.0 billion - $12.0 billion, inclusive of the company's battery cell manufacturing joint ventures.

Higher quarterly dividend rate and share repurchase authorization
GM announced today that its Board of Directors has approved a $0.03 per share increase in the quarterly common stock dividend rate to $0.18 per share. GM declared a quarterly cash dividend on the company’s outstanding common stock at the new rate of $0.18 per share, payable March 19, 2026 to holders of common stock at the close of trading on March 6, 2026.
The company also announced that its Board has approved a new $6.0 billion share repurchase authorization.
“For several years now, GM’s strong brands and winning vehicles, as well as our technology-driven services and operating discipline, have delivered consistently strong cash generation. This has allowed us to execute all phases of our capital allocation strategy, from investing in the business and our people, to maintaining a strong balance sheet and returning capital to shareholders,” said Mary Barra, Chair and CEO. “We believe that formula is sustainable, which is why we’re increasing our dividend and planning future share repurchases.”
The share repurchase program, which has no expiration date, will be executed in accordance with applicable securities laws and regulations and may be suspended or discontinued at any time at the company's discretion.
As of December 31, 2025, the company had 904 million shares outstanding, down from 995 million at the end of 2024, and 1.2 billion at the end of 2023.

An overview of quarterly and yearly results and financial highlights appears below. Visit the GM Investor Relations website to download the company's earnings deck and GM Chair and CEO Mary Barra's Letter to Shareholders.

Conference call for investors and analysts

Mary Barra and GM Chief Financial Officer Paul Jacobson will host a conference call for the investment community at 8:30 a.m. ET today to discuss these results.

Conference call details are as follows:
•1-800-857-9821 (U.S.)
•1-517-308-9481 (international/caller-paid)
•Conference call passcode: General Motors
•An audio replay will be available on the GM Investor Relations website in the Events section.

Results Overview

	Three Months Ended
$M except per share amounts	December 31, 2025	December 31, 2024	Change	% Change
Revenue	$45,287	$47,702	$(2,415)	(5.1)%
Net income (loss) attributable to stockholders	$(3,310)	$(2,961)	$(349)	(11.8)%
EBIT-adjusted	$2,843	$2,509	$334	13.3%
Net income margin	(7.3)%	(6.2)%	(1.1) ppts	(17.7)%
EBIT-adjusted margin	6.3%	5.3%	1.0 ppts	18.9%
Automotive operating cash flow	$5,606	$4,765	$841	17.6%
Adjusted automotive free cash flow	$2,755	$1,823	$933	51.2%
EPS-diluted(a)	$(3.60)	$(1.64)	$(1.96)	n.m.
EPS-diluted-adjusted	$2.51	$1.92	$0.58	30.4%
GMNA EBIT-adjusted	$2,244	$2,274	$(30)	(1.3)%
GMNA EBIT-adjusted margin	6.1%	5.8%	0.3 ppts	5.2%
GMI EBIT-adjusted	$278	$221	$56	25.4%
China equity income (loss)	$(513)	$(4,060)	$3,547	87.4%
GM Financial EBT-adjusted	$609	$719	$(109)	(15.2)%
__________
(a)n.m. = not meaningful

	Years Ended
$M except per share amounts	December 31, 2025	December 31, 2024	Change	% Change
Revenue	$185,019	$187,442	$(2,422)	(1.3)%
Net income attributable to stockholders	$2,697	$6,008	$(3,311)	(55.1)%
EBIT-adjusted	$12,747	$14,934	$(2,187)	(14.6)%
Net income margin	1.5%	3.2%	(1.7) ppts	(53.1)%
EBIT-adjusted margin	6.9%	8.0%	(1.1) ppts	(13.8)%
Automotive operating cash flow	$18,733	$23,939	$(5,206)	(21.7)%
Adjusted automotive free cash flow	$10,595	$14,045	$(3,450)	(24.6)%
EPS-diluted	$3.27	$6.37	$(3.10)	(48.7)%
EPS-diluted-adjusted	$10.60	$10.60	$—	—%
GMNA EBIT-adjusted	$10,452	$14,528	$(4,077)	(28.1)%
GMNA EBIT-adjusted margin	6.8%	9.2%	(2.4) ppts	(26.1)%
GMI EBIT-adjusted(a)	$737	$303	$434	n.m.
China equity income (loss)	$(316)	$(4,407)	$4,091	92.8%
GM Financial EBT-adjusted	$2,802	$2,965	$(163)	(5.5)%
__________
(a)n.m. = not meaningful

General Motors (NYSE:GM) is driving the future of transportation, leveraging advanced technology to build safer, smarter, and lower emission cars, trucks, and SUVs. GM’s Buick, Cadillac, Chevrolet, and GMC brands offer a broad portfolio of innovative gasoline-powered vehicles and the industry’s widest range of EVs, as we move to an all-electric future. Learn more at GM.com.

###

CONTACTS:
Jim Cain GM Communications 313-407-2843 james.cain@chevrolet.com	Ashish Kohli, CFA GM Investor Relations 847-964-3459 ashish.kohli@gm.com
David Caldwell GM Communications 586-899-7861 david.caldwell@gm.com

Cautionary Note on Forward-Looking Statements: This press release and related comments by management may include “forward-looking statements” within the meaning of the U.S. federal securities laws. Forward-looking statements are any statements other than statements of historical fact and represent our current judgment about possible future events. In making these statements, we rely upon assumptions and analysis based on our experience and perception of historical trends, current conditions, and expected future developments, as well as other factors we consider appropriate under the circumstances. We believe these judgments are reasonable, but these statements are not guarantees of any future events or financial results, and our actual results may differ materially due to a variety of factors, many of which are described in our most recent Annual Report on Form 10-K and our other filings with the U.S. Securities and Exchange Commission. We caution readers not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events, or other factors that affect the subject of these statements, except where we are expressly required to do so by law.

Final 2025 Guidance Reconciliations

The following table reconciles expected Net income attributable to stockholders to expected EBIT-adjusted (dollars in billions):

Year Ending December 31, 2025
Net income attributable to stockholders	$ 7.7-8.3
Income tax expense	1.8-2.2
Automotive interest income, net	(0.1)
Adjustments(a)	2.6
EBIT-adjusted	$ 12.0-13.0

The following table reconciles expected automotive net cash provided by operating activities to expected adjusted automotive free cash flow (dollars in billions):

Year Ending December 31, 2025
Net automotive cash provided by operating activities	$ 19.2-21.2
Less: Capital expenditures	10.0-11.0
Adjustments(a)	0.8
Adjusted automotive free cash flow	$ 10.0-11.0

The following table reconciles expected EPS-diluted to expected EPS-diluted-adjusted:

Year Ending December 31, 2025
Diluted earnings per common share	$ 8.30-9.05
Adjustments(a)	1.45
EPS-diluted-adjusted	$ 9.75-10.50
__________
(a)Adjustments as of September 30, 2025. See our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 for full details. We do not consider the potential future impact of adjustments on our expected financial results.

2026 Guidance Reconciliations

The following table reconciles expected Net income attributable to stockholders to expected EBIT-adjusted (dollars in billions):

Year Ending December 31, 2026
Net income attributable to stockholders	$ 10.3-11.7
Income tax expense	2.6-3.2
Automotive interest expense, net	0.1
EBIT-adjusted(a)	$ 13.0-15.0

The following table reconciles expected automotive net cash provided by operating activities to expected adjusted automotive free cash flow (dollars in billions):

Year Ending December 31, 2026
Net automotive cash provided by operating activities	$ 19.0-23.0
Less: Capital expenditures	10.0-12.0
Adjusted automotive free cash flow(a)	$ 9.0-11.0
__________
(a)We do not consider the potential future impact of adjustments on our expected financial results.

General Motors Company and Subsidiaries1
Combining Income Statement Information
(In millions) (Unaudited)

	Year Ended December 31, 2025					Year Ended December 31, 2024
	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined
Net sales and revenue
Automotive	$167,970	$1	$—	$—	$167,971	$171,605	$257	$—	$(256)	$171,606
GM Financial	—	—	17,060	(12)	17,048	—	—	15,875	(40)	15,836
Total net sales and revenue	167,970	1	17,060	(12)	185,019	171,605	257	15,875	(296)	187,442
Costs and expenses
Automotive and other cost of sales	158,968	163	—	(3)	159,128	148,501	2,566	—	(3)	151,065
GM Financial interest, operating, and other expenses	—	—	14,296	(1)	14,295	—	—	12,974	(1)	12,972
Automotive and other selling, general, and administrative expense	8,580	111	—	(4)	8,687	9,898	727	—	(4)	10,621
Total costs and expenses	167,548	274	14,296	(8)	182,110	158,399	3,293	12,974	(8)	174,658
Operating income (loss)	422	(273)	2,764	(4)	2,909	13,206	(3,036)	2,902	(288)	12,784
Automotive interest expense	724	30	—	(27)	727	845	189	—	(189)	846
Interest income and other non-operating income, net	1,557	2	(1)	(23)	1,535	1,124	35	(1)	99	1,257
Equity income (loss)	(639)	—	39	—	(600)	(4,419)	—	(256)	—	(4,675)
Income (loss) before income taxes	617	(301)	2,802	—	3,117	9,065	(3,191)	2,645	—	8,519
Income tax expense (benefit)					338					2,556
Net income (loss)					2,780					5,963
Net loss (income) attributable to noncontrolling interests					(83)					45
Net income (loss) attributable to stockholders					$2,697					$6,008

Net income (loss) attributable to common stockholders					$3,180					$7,189

__________

1 Certain columns and rows may not add due to rounding.

General Motors Company and Subsidiaries1
Basic and Diluted Earnings per Share
(Unaudited)

The following table summarizes basic and diluted earnings per share (in millions, except per share amounts):

	Three Months Ended		Years Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Basic earnings per share
Net income (loss) attributable to stockholders	$(3,310)	$(2,961)	$2,697	$6,008
Adjustments(a)	(20)	1,236	483	1,181
Net income (loss) attributable to common stockholders	$(3,330)	$(1,725)	$3,180	$7,189

Weighted-average common shares outstanding	925	1,055	955	1,115

Basic earnings per common share	$(3.60)	$(1.64)	$3.33	$6.45
Diluted earnings per share
Net income (loss) attributable to common stockholders – diluted	$(3,330)	$(1,725)	$3,180	$7,189

Weighted-average common shares outstanding – diluted	925	1,055	973	1,129

Diluted earnings per common share	$(3.60)	$(1.64)	$3.27	$6.37
Potentially dilutive securities(b)	30	36	—	—
__________
(a)Includes returns from preferred shareholders related to the redemption of Cruise preferred shares from noncontrolling interest holders of $593 million in the year ended December 31, 2025 and $1.2 billion in the three months and year ended December 31, 2024.
(b)Potentially dilutive securities attributable to outstanding stock options, restricted stock units, and performance stock units at December 31, 2025 and 2024 were excluded from the computation of diluted EPS because the securities would have had an antidilutive effect.

General Motors Company and Subsidiaries1
Combining Balance Sheet Information
(In millions, except per share amounts) (Unaudited)

	December 31, 2025					December 31, 2024
	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined
ASSETS
Current Assets
Cash and cash equivalents	$15,062	$56	$5,826	$—	$20,945	$14,470	$308	$5,094	$—	$19,872
Marketable debt securities	6,685	—	39	—	6,724	7,265	—	—	—	7,265
Accounts and notes receivable, net(a)	12,199	76	1,506	(727)	13,054	11,498	22	1,988	(681)	12,827
GM Financial receivables, net(d)	—	—	45,661	(395)	45,266	—	—	46,760	(398)	46,362
Inventories	14,472	—	—	(5)	14,467	14,569	—	—	(5)	14,564
Other current assets	3,167	9	5,130	6	8,312	2,816	38	4,799	2	7,655
Total current assets	51,585	141	58,162	(1,120)	108,767	50,618	369	58,640	(1,082)	108,545
Non-current Assets
GM Financial receivables, net(c)	—	—	44,384	—	44,384	—	—	46,750	(276)	46,474
Equity in net assets of nonconsolidated affiliates	4,564	—	1,117	—	5,681	5,896	—	1,206	—	7,102
Property, net	51,458	99	126	—	51,683	51,729	69	107	—	51,904
Goodwill and intangible assets, net	3,018	—	1,348	—	4,366	2,642	570	1,339	—	4,551
Equipment on operating leases, net	—	—	33,686	—	33,686	—	—	31,586	—	31,586
Deferred income taxes	24,446	—	(1,486)	—	22,960	21,149	1,899	(1,795)	—	21,254
Other assets(b)	8,226	47	1,483	—	9,756	9,340	41	1,323	(2,359)	8,346
Total non-current assets	91,712	147	80,658	—	172,517	90,756	2,579	80,516	(2,635)	171,216
Total Assets	$143,297	$288	$138,820	$(1,120)	$281,284	$141,374	$2,948	$139,156	$(3,717)	$279,761
LIABILITIES AND EQUITY
Current Liabilities
Accounts payable (principally trade)(a)	$24,075	$1	$491	$(649)	$23,919	$25,446	$200	$714	$(681)	$25,680
Short-term debt and current portion of long-term debt
Automotive(a)(d)	1,120	7	—	(471)	656	2,413	7	—	(279)	2,141
GM Financial	—	—	35,012	—	35,012	—	—	37,291	—	37,291
Cruise(d)	—	—	—	—	—	—	119	—	(119)	—
Accrued liabilities	28,956	54	4,744	—	33,754	24,949	548	5,661	(4)	31,154
Total current liabilities	54,151	63	40,248	(1,120)	93,342	52,808	874	43,666	(1,082)	96,265
Non-current Liabilities
Long-term debt
Automotive(b)	15,522	70	—	—	15,591	13,288	2,397	—	(2,359)	13,327
GM Financial	—	—	79,018	—	79,018	—	—	76,973	—	76,973
Cruise(c)	—	—	—	—	—	—	276	—	(276)	—
Postretirement benefits other than pensions	4,025	—	—	—	4,025	3,990	—	—	—	3,990
Pensions	4,977	—	11	—	4,988	5,772	—	7	—	5,779
Other liabilities	17,495	281	3,375	—	21,151	14,635	297	2,904	—	17,836
Total non-current liabilities	42,019	351	82,404	—	124,775	37,686	2,970	79,885	(2,635)	117,906
Total Liabilities	96,170	414	122,652	(1,120)	218,116	90,494	3,844	123,551	(3,717)	214,171
Equity
Common stock, $0.01 par value	9	—	—	—	9	10	—	—	—	10
Additional paid-in capital(e)	18,086	1,842	1,077	(1,076)	19,928	19,632	1,187	1,196	(1,172)	20,843
Retained earnings	37,024	(1,968)	16,467	1	51,524	40,203	(2,647)	15,916	1	53,472
Accumulated other comprehensive loss	(8,966)	—	(1,377)	—	(10,343)	(9,744)	(3)	(1,506)	—	(11,253)
Total stockholders’ equity	46,153	(126)	16,167	(1,075)	61,119	50,100	(1,464)	15,606	(1,170)	63,072
Noncontrolling interests(e)	974	—	—	1,075	2,049	780	568	—	1,170	2,518
Total Equity	47,127	(126)	16,167	—	63,168	50,880	(896)	15,606	—	65,590
Total Liabilities and Equity	$143,297	$288	$138,820	$(1,120)	$281,284	$141,374	$2,948	$139,156	$(3,717)	$279,761
__________
(a)Eliminations primarily include GM Financial accounts and notes receivable of $0.5 billion due from Automotive; and Automotive accounts receivable of $0.1 billion primarily due from GM Financial at December 31, 2025; and GM Financial accounts and notes receivable of $0.5 billion due from Automotive and Automotive accounts receivable of $0.2 billion due from GM Financial and Cruise at December 31, 2024.
(b)Eliminations primarily related to convertible note issued by Cruise to Automotive at December 31, 2024 and deferral agreement between Cruise and Automotive as regards to engineering, capital spending, restructuring, and other costs incurred by Automotive on behalf of Cruise resulting in a long-term payable for Cruise offset by a long-term receivable for Automotive.
(c)Eliminations primarily related to intercompany loans due from Cruise to GM Financial.
(d)Eliminations primarily related to GM Financial accounts receivables due from Automotive and Cruise.
(e)Primarily reclassification of GM Financial Cumulative Perpetual Preferred Stock, Series A, B and C. The preferred stock is classified as noncontrolling interests in our consolidated balance sheets.

General Motors Company and Subsidiaries1
Combining Cash Flow Information
(In millions) (Unaudited)

	Year Ended December 31, 2025					Year Ended December 31, 2024
	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined
Cash flows from operating activities
Net income (loss)	$1,081	$(302)	$2,000	$—	$2,780	$6,637	$(2,535)	$1,862	$—	$5,963
Depreciation and impairment of Equipment on operating leases, net	—	—	4,942	—	4,942	—	—	4,844	—	4,844
Depreciation, amortization and impairment charges on Property, net	9,584	29	34	—	9,646	6,549	958	38	—	7,545
Foreign currency remeasurement and transaction (gains) losses	353	—	10	—	363	(314)	—	(7)	—	(321)
Undistributed earnings and impairment of nonconsolidated affiliates, net	1,662	—	123	—	1,785	3,708	—	411	—	4,118
Pension contributions and OPEB payments	(537)	—	(1)	—	(539)	(1,517)	—	—	—	(1,518)
Pension and OPEB (income) expense, net	27	—	2	—	29	88	—	2	—	89
Provision (benefit) for deferred taxes	(1,715)	—	466	—	(1,249)	966	(656)	1,059	—	1,368
Change in other operating assets and liabilities(a)	5,748	(557)	1,243	2,623	9,056	4,978	693	(896)	(6,304)	(1,529)
Other operating activities(c)	2,532	(144)	(840)	(1,495)	54	2,846	(693)	(883)	(1,703)	(433)
Net cash provided by (used in) operating activities	18,733	(973)	7,979	1,128	26,867	23,939	(2,233)	6,429	(8,006)	20,129
Cash flows from investing activities
Expenditures for property	(9,241)	(10)	(51)	—	(9,303)	(10,711)	(7)	(24)	(88)	(10,830)
Available-for-sale marketable securities, acquisitions	(2,303)	—	(37)	—	(2,339)	(3,986)	—	—	—	(3,986)
Available-for-sale marketable securities, liquidations	3,010	—	2	—	3,012	4,331	—	—	—	4,331
Purchases of finance receivables(a)	—	—	(36,752)	7	(36,745)	—	—	(42,792)	6,444	(36,348)
Principal collections and recoveries on finance receivable(a)(b)	—	—	38,004	(2,894)	35,109	—	—	31,783	1	31,784
Proceeds from sale of finance receivables	—	—	2,005	—	2,005	—	—	—	—	—
Purchases of leased vehicles	—	—	(15,793)	—	(15,793)	—	—	(15,279)	—	(15,279)
Proceeds from termination of leased vehicles	—	—	10,095	—	10,095	—	—	10,892	—	10,892
Other investing activities(b)	(3,229)	—	—	1,054	(2,175)	(2,448)	—	2	1,365	(1,081)
Net cash provided by (used in) investing activities	(11,763)	(10)	(2,527)	(1,834)	(16,134)	(12,813)	(7)	(15,418)	7,721	(20,517)
Cash flows from financing activities
Net increase (decrease) in short-term debt	(11)	—	(301)	—	(312)	16	—	112	—	128
Proceeds from issuance of debt (original maturities greater than three months)(b)	2,078	723	41,135	(746)	43,191	83	1,118	53,398	(1,165)	53,435
Payments on debt (original maturities greater than three months)	(1,923)	(6)	(43,662)	—	(45,591)	(919)	(8)	(42,478)	6	(43,399)
Payments to purchase common stock	(6,012)	—	—	—	(6,012)	(7,064)	—	—	—	(7,064)
Issuance (redemption) of subsidiary stock(b)	—	—	—	(29)	(29)	—	255	—	(356)	(101)
Dividends paid(c)	(538)	—	(1,599)	1,480	(657)	(534)	—	(1,919)	1,800	(653)
Other financing activities	(42)	—	(138)	—	(180)	(82)	(161)	(164)	—	(407)
Net cash provided by (used in) financing activities	(6,449)	717	(4,563)	705	(9,590)	(8,501)	1,204	8,950	285	1,938
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	103	1	73	—	177	(374)	—	(128)	—	(503)
Net increase (decrease) in cash, cash equivalents, and restricted cash	624	(266)	962	—	1,320	2,251	(1,037)	(167)	—	1,047
Cash, cash equivalents, and restricted cash at beginning of period	14,561	322	8,081	—	22,964	12,310	1,359	8,249	—	21,917
Cash, cash equivalents, and restricted cash at end of period	$15,185	$56	$9,043	$—	$24,284	$14,561	$322	$8,081	$—	$22,964
__________
(a)Includes eliminations of $2.6 billion and $6.4 billion in the years ended December 31, 2025 and 2024 primarily driven by purchases/collections of wholesale finance receivables resulting from vehicles sold by GM to dealers that have arranged their inventory floor plan financing through GM Financial.
(b)Eliminations include intercompany funding activity from Automotive and GM Financial to Cruise in the years ended December 31, 2025 and 2024.
(c)Eliminations include dividends issued by GM Financial to Automotive in the years ended December 31, 2025 and 2024.
Note: Certain intercompany transactions that are eliminated in consolidation are presented on a net basis.

General Motors Company and Subsidiaries1
The following tables summarize key financial information (dollars in millions):

	GMNA	GMI	Corporate	Eliminations	Total Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Total
Three Months Ended December 31, 2025
Net sales and revenue	$36,893	$4,029	$65	$(1)	$40,986	$—	$4,304	$(3)	$45,287
Expenditures for property	$2,958	$183	$47	$—	$3,188	$8	$25	$—	$3,220
Depreciation and amortization	$1,556	$119	$4	$—	$1,679	$—	$1,275	$—	$2,954
Impairment charges	$1,527	$20	$—	$—	$1,547	$—	$—	$—	$1,547
Equity income (loss)(a)(b)	$89	$(514)	$(77)	$—	$(502)	$—	$2	$—	$(500)

	GMNA	GMI	Corporate	Eliminations	Total Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Total
Three Months Ended December 31, 2024
Net sales and revenue	$39,528	$3,994	$76	$—	$43,598	$181	$4,114	$(191)	$47,702
Expenditures for property	$3,046	$157	$12	$—	$3,215	$2	$8	$7	$3,233
Depreciation and amortization	$1,548	$103	$27	$—	$1,678	$7	$1,221	$—	$2,905
Impairment charges	$—	$—	$—	$—	$—	$328	$—	$—	$328
Equity income (loss)(a)(b)	$190	$(4,057)	$—	$—	$(3,867)	$—	$(311)	$—	$(4,178)

	GMNA	GMI	Corporate	Eliminations	Total Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Total
Year Ended December 31, 2025
Net sales and revenue	$154,317	$13,427	$227	$(1)	$167,970	$1	$17,060	$(12)	$185,019
Expenditures for property	$8,687	$457	$97	$—	$9,241	$10	$51	$—	$9,303
Depreciation and amortization	$6,489	$466	$43	$—	$6,999	$5	$4,976	$—	$11,980
Impairment charges	$2,571	$38	$—	$—	$2,609	$—	$—	$—	$2,609
Equity income (loss)(a)(b)	$558	$(306)	$(108)	$—	$145	$—	$39	$—	$184

	GMNA	GMI	Corporate	Eliminations	Total Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Total
Year Ended December 31, 2024
Net sales and revenue	$157,509	$13,890	$206	$—	$171,605	$257	$15,875	$(296)	$187,442
Expenditures for property	$10,266	$415	$30	$—	$10,711	$7	$24	$88	$10,830
Depreciation and amortization	$5,963	$506	$80	$—	$6,548	$25	$4,883	$—	$11,456
Impairment charges	$—	$—	$—	$—	$—	$933	$—	$—	$934
Equity income (loss)(a)(b)	$955	$(4,400)	$—	$—	$(3,445)	$—	$(256)	$—	$(3,701)
__________
(a)Includes Automotive China joint ventures (Automotive China JVs) equity income (loss) of $(0.5) billion and $(0.3) billion in the three months and year ended December 31, 2025 and $(4.1) billion and $(4.4) billion in the three months and year ended December 31, 2024.
(b)Equity income (loss) related to Ultium Cells Holdings LLC, an equally owned joint venture with LG Energy Solution, is presented in Automotive and other cost of sales as this entity is integral to the operations of our business by providing battery cells for our electric vehicles. Equity income (loss) related to Ultium Cells Holdings LLC was $319 million and $186 million in the three months ended December 31, 2025 and 2024 and $784 million and $975 million in the years ended December 31, 2025 and 2024.

General Motors Company and Subsidiaries
Supplemental Material1
(Unaudited)
General Motors Company (GM) uses both generally accepted accounting principles (GAAP) and non-GAAP financial measures for operational and financial decision making, and to assess Company and segment business performance. Our non-GAAP measures include: earnings before interest and taxes (EBIT)-adjusted, presented net of noncontrolling interests; earnings before income taxes-adjusted (EBT-adjusted) for our General Motors Financial Company, Inc. (GM Financial) segment; earnings per share (EPS)-diluted-adjusted; effective tax rate-adjusted (ETR-adjusted); return on invested capital-adjusted (ROIC-adjusted) and adjusted automotive free cash flow. GM's calculation of these non-GAAP measures may not be comparable to similarly titled measures of other companies due to potential differences between companies in the method of calculation. As a result, the use of these non-GAAP measures has limitations and should not be considered superior to, in isolation from, or as a substitute for, related U.S. GAAP measures.

These non-GAAP measures allow management and investors to view operating trends, perform analytical comparisons, and benchmark performance between periods and among geographic regions to understand operating performance without regard to items we do not consider a component of our core operating performance. Furthermore, these non-GAAP measures allow investors the opportunity to measure and monitor our performance against our externally communicated targets and evaluate the investment decisions being made by management to improve ROIC-adjusted. Management uses these measures in its financial, investment, and operational decision-making processes, for internal reporting, and as part of its forecasting and budgeting processes. Further, our Board of Directors uses certain of these and other measures as key metrics to determine management performance under our performance-based compensation plans. For these reasons, we believe these non-GAAP measures are useful for our investors.

EBIT-adjusted (Most comparable GAAP measure: Net income attributable to stockholders) EBIT-adjusted is presented net of noncontrolling interests and is used by management and can be used by investors to review our consolidated operating results because it excludes automotive interest income, automotive interest expense, and income taxes as well as certain additional adjustments that are not considered part of our core operations. Examples of adjustments to EBIT include, but are not limited to, impairment charges on long-lived assets and other exit costs resulting from strategic shifts in our operations or discrete market and business conditions, and certain costs arising from legal matters. For EBIT-adjusted and our other non-GAAP measures, once we have made an adjustment in the current period for an item, we will also adjust the related non-GAAP measure in any future periods in which there is an impact from the item. Our corresponding measure for our GM Financial segment is EBT-adjusted because interest income and interest expense are an integral part of its financial performance.

EPS-diluted-adjusted (Most comparable GAAP measure: Diluted earnings per common share) EPS-diluted-adjusted is used by management and can be used by investors to review our consolidated diluted EPS results on a consistent basis. EPS-diluted-adjusted is calculated as net income attributable to common stockholders-diluted less adjustments noted above for EBIT-adjusted and certain income tax adjustments divided by weighted-average common shares outstanding-diluted. Examples of income tax adjustments include the establishment or release of significant deferred tax asset valuation allowances.

ETR-adjusted (Most comparable GAAP measure: Effective tax rate) ETR-adjusted is used by management and can be used by investors to review the consolidated effective tax rate for our core operations on a consistent basis. ETR-adjusted is calculated as Income tax expense less the income tax related to the adjustments noted above for EBIT-adjusted and the income tax adjustments noted above for EPS-diluted-adjusted divided by Income before income taxes less adjustments. When we provide an expected adjusted effective tax rate, we cannot provide an expected effective tax rate without unreasonable efforts because the U.S. GAAP measure may include significant adjustments that are difficult to predict.

ROIC-adjusted (Most comparable GAAP measure: Return on equity) ROIC-adjusted is used by management and can be used by investors to review our investment and capital allocation decisions. We define ROIC-adjusted as EBIT-adjusted for the trailing four quarters divided by ROIC-adjusted average net assets, which is the average equity balances adjusted for average automotive debt and interest liabilities, exclusive of finance leases; average automotive net pension and other postretirement benefits (OPEB) liabilities; and average automotive net income tax assets during the same period.

Adjusted automotive free cash flow (Most comparable GAAP measure: Net automotive cash provided by operating activities) Adjusted automotive free cash flow is used by management and can be used by investors to review the liquidity of our automotive operations and to measure and monitor our performance against our capital allocation program and evaluate our automotive liquidity against the substantial cash requirements of our automotive operations. We measure adjusted automotive free cash flow as automotive operating cash flow from operations less capital expenditures adjusted for management actions. Management actions can include voluntary events such as discretionary contributions to employee benefit plans or nonrecurring specific events such as a closure of a facility that are considered special for EBIT-adjusted purposes.

General Motors Company and Subsidiaries
Supplemental Material1
(Unaudited)
The following table reconciles Net income (loss) attributable to stockholders to EBIT-adjusted and segment profit (loss) (dollars in millions):

	Three Months Ended		Years Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Net income (loss) attributable to stockholders(a)	$(3,310)	$(2,961)	$2,697	$6,008
Income tax expense	(989)	318	338	2,556
Automotive interest expense	167	215	727	846
Automotive interest income	(242)	(279)	(854)	(967)
Adjustments
EV strategic realignment(b)	5,992	—	7,914	—
China restructuring actions(c)	702	4,010	842	4,010
Legal matters(d)	357	—	657	—
Cruise restructuring(e)	133	520	223	1,103
Separation costs(f)	—	10	87	200
GMI exit costs(g)	28	4	61	150
Headquarters relocation(h)	5	30	55	64
Buick dealer strategy(i)	—	643	—	964
Total adjustments	7,217	5,217	9,839	6,491
EBIT-adjusted	2,843	2,509	12,747	14,934
Operating segments
GM North America (GMNA)	2,244	2,274	10,452	14,528
GM International (GMI)	278	221	737	303
Cruise	—	(418)	(273)	(1,701)
GM Financial(j)	609	719	2,802	2,965
Total operating segments	3,131	2,796	13,718	16,095
Corporate and eliminations(k)	(288)	(287)	(972)	(1,161)
EBIT-adjusted	$2,843	$2,509	$12,747	$14,934
__________
(a)Net of net loss (income) attributable to noncontrolling interests.
(b)These adjustments were excluded because they relate to our strategic realignment of our EV capacity and manufacturing footprint. These adjustments include $0.3 billion that was recorded in the three months ended June 30, 2025 associated with Ultium's strategic realignment.
(c)These adjustments were excluded because they relate to restructuring activities associated with our operations in China, including an other-than-temporary impairment and restructuring charges recorded in equity earnings associated with our Automotive China JVs.
(d)These adjustments were excluded because they relate to investigations and litigation associated with our former OnStar Smart Driver product and an indemnification charge for a European-wide Takata Corporation related recall.
(e)These adjustments were excluded because they relate to restructuring charges resulting from the plan to combine the Cruise and GM technical efforts to advance autonomous and assisted driving, the indefinite delay of the Cruise Origin, and the voluntary pausing in 2023 of Cruise's driverless, supervised, and manual AV operations in the U.S. The adjustments primarily consist of non-cash restructuring charges, supplier-related charges, and employee separation costs.
(f)These adjustments were excluded because they relate to employee separation charges including the acceleration of attrition as part of the cost reduction program announced in January 2023, primarily in the U.S.
(g)These adjustments were excluded because they primarily relate to the wind down of our manufacturing operations in Colombia and Ecuador and an asset sale resulting from our strategic decision in 2020 to exit India.
(h)These adjustments were excluded because they relate to the GM headquarters relocation, primarily consisting of accelerated depreciation and other relocation expenditures.
(i)These adjustments were excluded because they relate to strategic activities to transition certain Buick dealers out of our dealer network as part of Buick’s EV strategy.
(j)GM Financial amounts represent EBT-adjusted.
(k)GM's automotive interest income and interest expense, corporate expenditures, legacy costs from the Opel/Vauxhall Business (primarily pension costs), and certain revenues and expenses that are not part of a reportable segment are recorded centrally in Corporate.

General Motors Company and Subsidiaries
Supplemental Material1
(Unaudited)
The following table reconciles diluted earnings per common share to EPS-diluted-adjusted (dollars in millions, except per share amounts):

	Three Months Ended				Years Ended
	December 31, 2025		December 31, 2024		December 31, 2025		December 31, 2024
	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share
Diluted earnings (loss) per common share	$(3,330)	$(3.60)	$(1,725)	$(1.64)	$3,180	$3.27	$7,189	$6.37
Impact of including dilutive securities(a)		0.09		0.03		—		—
Adjustments(b)	7,217	7.60	5,217	4.85	9,839	10.12	6,491	5.75
Tax effect on adjustments(c)	(1,509)	(1.59)	(187)	(0.17)	(2,115)	(2.17)	(477)	(0.42)
Return from preferred shareholders(d)	—	—	(1,239)	(1.15)	(593)	(0.61)	(1,239)	(1.10)
EPS-diluted-adjusted	$2,378	$2.51	$2,066	$1.92	$10,311	$10.60	$11,963	$10.60
__________
(a)Represents the dilutive effect of awards under stock incentive plans. Refer to the table below for the effect on weighted-average common shares outstanding — diluted-adjusted.
(b)Refer to the reconciliation of Net income (loss) attributable to stockholders to EBIT-adjusted and segment profit (loss) for adjustment details.
(c)The tax effect of each adjustment is determined based on the tax laws and valuation allowance status of the jurisdiction to which the adjustment relates.
(d)This adjustment consists of a return from the preferred shareholders related to the redemption of Cruise preferred shares from noncontrolling interest holders in the year ended December 31, 2025 and the three months and year ended December 31, 2024.

The following table reconciles weighted-average common shares outstanding — diluted to weighted-average common shares outstanding — diluted-adjusted used in the calculation of EPS-diluted-adjusted (shares in millions):

	Three Months Ended		Years Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Weighted-average common shares outstanding — diluted	925	1,055	973	1,129
Dilutive effect of awards under stock incentive plans	24	20	—	—
Weighted-average common shares outstanding — diluted-adjusted	949	1,075	973	1,129

The following table reconciles our effective tax rate to ETR-adjusted (dollars in millions):

	Years Ended December 31,
	2025			2024
	Income before income taxes	Income tax expense	Effective tax rate	Income before income taxes	Income tax expense	Effective tax rate
Effective tax rate	$3,117	$338	10.8%	$8,519	$2,556	30.0%
Adjustments(a)	9,839	2,115		6,564	477
ETR-adjusted	$12,956	$2,453	18.9%	$15,083	$3,033	20.1%
__________
(a)Refer to the reconciliation of Net income (loss) attributable to stockholders to EBIT-adjusted and segment profit (loss) for adjustment details. These adjustments include Net income attributable to noncontrolling interests where applicable. The tax effect of each adjustment is determined based on the tax laws and valuation allowance status of the jurisdiction to which the adjustment relates.

We define return on equity (ROE) as Net income (loss) attributable to stockholders for the trailing four quarters divided by average equity for the same period. Management uses average equity to provide comparable amounts in the calculation of ROE. The following table summarizes the calculation of ROE (dollars in billions):

	Years Ended December 31,
	2025	2024
Net income attributable to stockholders	$2.7	$6.0
Average equity(a)	$64.6	$68.9
ROE	4.2%	8.7%
__________
(a)    Includes equity of noncontrolling interests where the corresponding earnings (loss) are included in Net income attributable to stockholders.

General Motors Company and Subsidiaries
Supplemental Material1
(Unaudited)
The following table summarizes the calculation of ROIC-adjusted (dollars in billions):

	Years Ended December 31,
	2025	2024
EBIT-adjusted(a)	$12.7	$14.9
Average equity(b)	$64.6	$68.9
Add: Average automotive debt and interest liabilities (excluding finance leases)	16.2	16.1
Add: Average automotive net pension and OPEB liability	8.5	9.4
Less: Average automotive net income tax asset	(23.2)	(22.7)
ROIC-adjusted average net assets	$66.0	$71.8
ROIC-adjusted	19.3%	20.8%
__________
(a)Refer to the reconciliation of Net income (loss) attributable to stockholders to EBIT-adjusted and segment profit (loss) for adjustment details.
(b)Includes equity of noncontrolling interests where the corresponding earnings (loss) are included in EBIT-adjusted.

The following table reconciles Net automotive cash provided by operating activities to adjusted automotive free cash flow (dollars in millions):

	Three Months Ended		Years Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Net automotive cash provided by operating activities	$5,606	$4,765	$18,733	$23,939
Less: Capital expenditures	(3,188)	(3,215)	(9,241)	(10,711)
Add: Buick dealer strategy	10	154	718	530
Add: EV strategic realignment	401	—	401	—
Add: China restructuring actions	207	—	217	—
Add: Separation costs	—	89	139	221
Add: GMI exit costs	—	30	12	65
Less: Ultium strategic realignment	(281)	—	(384)	—
Adjusted automotive free cash flow	$2,755	$1,823	$10,595	$14,045

General Motors Company and Subsidiaries
Supplemental Material1
(Unaudited)
Vehicle Sales

GM presents both wholesale and total vehicle sales data to assist in the analysis of our revenue and market share. Wholesale vehicle sales data consists of sales to GM's dealers and distributors, as well as sales to the U.S. Government, and excludes vehicles sold by our joint ventures. Wholesale vehicle sales data correlates to GM's revenue recognized from the sale of vehicles, which is the largest component of Automotive net sales and revenue. In the year ended December 31, 2025, 27.5% of GM's wholesale vehicle sales volume was generated outside the U.S. The following table summarizes wholesale vehicle sales by our Automotive operations (vehicles in thousands):

	Three Months Ended		Years Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
GMNA	780	876	3,296	3,464
GMI	157	163	503	547
Total	937	1,039	3,799	4,010

Total vehicle sales data represents: (1) retail sales (i.e., sales to consumers who purchase new vehicles from dealers or distributors); (2) fleet sales (i.e., sales to large and small businesses, governments, and daily rental car companies); and (3) certain vehicles used by dealers in their business, including but not limited to courtesy transportation vehicles previously used by dealers that were sold to the end consumer. Total vehicle sales data includes all sales by joint ventures on a total vehicle basis, not based on GM's percentage ownership interest in the joint venture, including vehicle sales of non-GM trademarked vehicles, which are included in the total vehicle sales we report for China. While total vehicle sales data does not correlate directly to the revenue GM recognizes during a particular period, we believe it is indicative of the underlying demand for GM's vehicles. Total vehicle sales data represents management's good faith estimate based on sales reported by GM's dealers, distributors, and joint ventures; commercially available data sources, such as registration and insurance data; and internal estimates and forecasts when other data is not available.

General Motors Company and Subsidiaries
Supplemental Material1
(Unaudited)
The following table summarizes industry and GM total vehicle sales and GM's related competitive position by geographic region (vehicles in thousands):

	Three Months Ended						Years Ended
	December 31, 2025			December 31, 2024			December 31, 2025			December 31, 2024
	Industry	GM	Market Share	Industry	GM	Market Share	Industry	GM	Market Share	Industry	GM	Market Share
North America
United States	4,097	703	17.2%	4,329	755	17.4%	16,631	2,853	17.2%	16,356	2,705	16.5%
Other	1,020	124	12.2%	1,020	134	13.2%	4,027	507	12.6%	3,904	510	13.1%
Total North America	5,117	827	16.2%	5,349	889	16.6%	20,658	3,361	16.3%	20,260	3,215	15.9%
Asia/Pacific, Middle East, and Africa
China(a)	7,079	521	7.4%	8,284	599	7.2%	26,412	1,880	7.1%	26,408	1,839	7.0%
Other	5,701	169	3.0%	5,610	139	2.5%	22,368	538	2.4%	21,876	522	2.4%
Total Asia/Pacific, Middle East, and Africa	12,780	690	5.4%	13,894	738	5.3%	48,780	2,418	5.0%	48,284	2,360	4.9%
South America
Brazil	779	84	10.8%	776	92	11.9%	2,688	276	10.3%	2,634	315	12.0%
Other	411	32	7.7%	356	27	7.7%	1,679	126	7.5%	1,347	109	8.1%
Total South America	1,190	116	9.7%	1,132	119	10.5%	4,367	403	9.2%	3,981	424	10.7%
Total in GM markets	19,087	1,633	8.6%	20,375	1,747	8.6%	73,805	6,182	8.4%	72,524	6,000	8.3%
Total Europe	4,312	—	—%	4,224	1	—%	16,925	2	—%	16,765	2	—%
Total Worldwide(b)	23,399	1,633	7.0%	24,599	1,747	7.1%	90,730	6,184	6.8%	89,289	6,003	6.7%
United States
Cars	637	13	2.1%	739	37	5.0%	2,719	57	2.1%	2,946	178	6.0%
Trucks	1,178	402	34.1%	1,199	396	33.1%	4,592	1,517	33.0%	4,336	1,383	31.9%
Crossovers	2,282	288	12.6%	2,392	322	13.5%	9,320	1,280	13.7%	9,074	1,144	12.6%
Total United States	4,097	703	17.2%	4,329	755	17.4%	16,631	2,853	17.2%	16,356	2,705	16.5%
China(a)
SGMS		131			152			512			524
SGMW		390			447			1,368			1,315
Total	7,079	521	7.4%	8,284	599	7.2%	26,412	1,880	7.1%	26,408	1,839	7.0%
__________
(a)Includes sales by the Automotive China JVs: SAIC General Motors Sales Co., Ltd. (SGMS) and SAIC GM Wuling Automobile Co., Ltd. (SGMW).
(b)Cuba, Iran, North Korea, and Sudan have been subject to broad economic sanctions. Accordingly, these countries are excluded from industry sales data and corresponding calculation of market share.

As discussed above, total vehicle sales and market share data provided in the table above includes fleet vehicles. Certain fleet transactions, particularly sales to daily rental car companies, are generally less profitable than retail sales to end customers. The following table summarizes estimated fleet sales and those sales as a percentage of total vehicle sales (vehicles in thousands):

	Three Months Ended		Years Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
GMNA	170	168	667	615
GMI	150	127	427	401
Total fleet sales	320	295	1,094	1,016

Fleet sales as a percentage of total vehicle sales	19.6%	16.9%	17.7%	16.9%

North America capacity two-shift utilization	104.7%	103.5%	113.7%	105.7%